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                                                                     Exhibit 6

 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 28 to the 1933 Act Registration Statement (Form S-6 No. 033-22740) pertaining to Lincoln Life Flexible Premium Variable Life Account G, and to the use therein of our reports dated (a) April 2, 2013, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 26, 2013, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account G.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 26, 2013